Exhibit 23.1


               Consent of Independent Certified Public Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1996 Stock Option Plan of Whitman Education Group, Inc. of our report dated May 29, 2001, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.







August 14, 2001
Miami, Florida